Exhibit 99.1

NATIONWIDE AUCTION SYSTEMS, INC.

13005 East Temple Avenue

City of Industry, California 91746

September 27, 2006

Mr. Corey P. Schlossmann

13005 E. Temple Avenue

City of Industry, CA 91746

Truckcenter.com, LLC

13005 E. Temple Avenue

City of Industry, CA 91746

Re:	Sale Agreement

Dear Mr. Schlossmann:

This letter constitutes a binding agreement by and between Corey P. Schlossmann (“Schlossmann”), Truckcenter.com, LLC, a Delaware limited liability company (“New Truckcenter”), collectively known as the “Schlossmann Parties” and Nationwide Auction Systems, Inc., a Nevada corporation (“Nationwide”) and Entrade, Inc., a Pennsylvania corporation (“Entrade”) both of which Nationwide and Entrade together with their subsidiaries collectively known as the Nationwide Parties. Each of the Schlossmann Parties and the Nationwide Parties are a party and together the parties with respect to the subject matter contained herein.

A. Schlossmann is an officer, and employee of Nationwide Auction Systems, Inc., a Nevada corporation (“Nationwide”) and a director of its parent corporation, Entrade Inc. (“Entrade”).

B. Nationwide is in the business of auctioning and financing the purchase of surplus property, such as automobiles, trucks and other vehicles, equipment, boats, repossessions, excess inventory, asset seizures, business liquidations, equipment realignments and other assets which are no longer needed in the current operations of governmental agencies and private industry (collectively, the “Nationwide Business”).

C. Schlossmann acknowledges that (a) the Nationwide Business is highly competitive; (b) in the course of Schlossmann’s relationship with Nationwide, Schlossmann has been provided access to sensitive and proprietary information concerning Nationwide and its affiliates and subsidiaries, including Confidential Information (as defined in Section 3(d), below), which information is critical to the Nationwide Business and Nationwide’s competitive advantage; (c) Nationwide takes significant steps to develop, preserve and protect its business and competitive advantage, including its strategic relationships with clients, customers, suppliers and distributors; and (d) the provisions of Section 3, below, are necessary and reasonably limited to protect the legitimate business interests and competitive advantage of Nationwide and its affiliates and subsidiaries.

D. Truckcenter desire to purchase and acquire and Nationwide desires to sell, assign and transfer all the assets used by Nationwide in connection with Nationwide’s auction facilities located in Texas, Delaware and Georgia (collectively the “Acquired Locations”) or located at the facilities (certain of the assets located at these facilities and other assets are further described on SCHEDULE I. attached hereto, and together with the assets being acquired but not shown on Schedule I are referred to herein as the “Acquired Assets”). The Acquired Assets shall exclude those assets listed under Excluded Assets on Schedule 1. Schedule 1 also includes a list of equipment and other leases and indicates with respect to each such leases whether it is whether it us being assigned to, and assumed by, Truckcenter.

E. Schlossman, Nationwide and Entrade are parties to a certain Employment Agreement dated as of August 5, 2003, as may have been amended from time to time (the “Employment Agreement”), and in connection herewith, will agree to terminate the Employment Agreement, subject to the survival of certain provisions.

F. In connection with the purchase and sale of the Acquired Assets, Schlossmann will resign as an officer and employee of Nationwide and as a director of Entrade, and Nationwide and Entrade will accept such resignations, respectively, which resignations shall result in Schlossmann’s ceasing to be an officer or employee of Nationwide or a director of Entrade.

G. After the Closing (as defined in Section l(b), below), the parties hereby acknowledge that one or more of the Schlossmann Parties will be in the auction business (the “Truckcenter Business”), which includes but is not limited to auctioning trucks and automobiles and may at their option continue to do business with GE Capital, other customers of Nationwide which at any time previously have done business or consigned vehicles, equipment or personal property at any of the Acquired Locations and any other customers obtained by the Schlossmann Parties so long as such other customers do not otherwise conflict with the provisions of Section 3c (together “Acquired Location Customers”).

In consideration of the premises, mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Basic Transaction.

(a) Purchase and Sale. On and subject to the terms and conditions of this letter agreement, Truckcenter shall purchase from Nationwide, and Nationwide shall sell, transfer, convey and deliver to Truckcenter, all of the Acquired Assets at the Closing (as defined in paragraph (b), below) for the purchase price of $1.00 (the “Purchase Price”) by check or immediately available funds, and other consideration described in this letter agreement.

(b) Closing. The closing of the transactions contemplated by this letter agreement (the “Closing”) shall take place at a place mutually agreed upon by the parties on the date of this letter agreement but as of September 1, 2006.

(c) Deliveries at the Closing. At the Closing, the parties shall deliver to each other the items described below (the deliveries in subparagraphs (ii) through (v), below, are being made in accordance with Section 6 (Other Covenants and Agreements).

(i) The Blanket Conveyance, Bill of Sale and Assignment and Assumption Agreement, executed by Nationwide and Truckcenter, attached hereto as EXHIBIT A.

(ii) The Assignment and Assumption of Leases, executed by Nationwide and Truckcenter, attached hereto as EXHIBIT B.

(iii) Nationwide shall deliver clear title to the automobiles described on SCHEDULE II, to Truckcenter.

(iv) Schlossmann shall deliver to Nationwide the Resignation, attached hereto as EXHIBIT C.

(v) Nationwide shall deliver the Purchase Price to Truckcenter in accordance with paragraph (a), above.

2. Acquired Assets. Notwithstanding any provision to the contrary in this letter agreement, Nationwide makes no representation whatsoever as to the physical condition of the Acquired Assets. Truckcenter agrees that as between Schlossmann and Nationwide, with respect to the Acquired Assets, Truckcenter shall accept the Acquired Assets in an “as is” condition, with all faults, and Nationwide expressly disclaims any warranty of merchantability or fitness for any intended or particular purpose. Truckcenter hereby waives Truckcenter’s right to rely on any representation, warranty, or assurance hereafter or heretofore made by Nationwide or Nationwide officer, employees and/or agents. Truckcenter agrees and confirms that neither Nationwide nor any of Nationwide’s officers, employees and/or agents have made affirmation of fact or promise relating to the Acquired Assets.

3. Restrictive Covenants.

(a) Non-competition. Except as set forth in Sections 3(c)(i), 3(c)(ii) and 3(h) below, except as contemplated by this letter agreement as it relates to the Truckcenter Business and except as set forth in Section 3(i), below, for a period commencing on the date of this letter agreement and ending on the third anniversary of the date of this letter agreement, unless otherwise agreed to in writing by Nationwide, none of the Schlossmann Parties shall directly or indirectly (whether as a consultant, agent, principal, owner, part-owner, investor, lender, partner, shareholder, director, officer, member, manager, employee or in any other capacity in any entity, firm or organization, or individually) own, manage, operate, control, participate in, consult with or render services for any business or person engaged in a similar enterprise as the Nationwide Business as currently operated in the states of California, Nevada, Arizona and Florida.

(b) Non-solicitation of Employees. Except as set forth in Section 3(h) below, except as otherwise set forth in Section 4(h), below, unless otherwise agreed to in writing by Nationwide, none of the Schlossmann Parties shall for a period commencing on the date of this letter agreement and ending on the third anniversary of the date of this letter agreement, in any manner, directly or indirectly, induce, solicit, or attempt to induce, any then employee or other agent of Nationwide or any of its affiliates or subsidiaries to terminate or abandon his or her employment, agency or other relationship with Nationwide in order to enter into any employment relationship with or perform services in any capacity for any other person, firm, entity or enterprise.

(c) Non-solicitation of Customers. Except as set forth in Section 3(h) below, except with respect to Acquired Location Customers and except as set forth in Section 5 3(c)(i) and 3(c)(ii) below, for a period commencing on the date of this letter agreement and ending on the third anniversary of the date of this letter agreement, unless otherwise agreed to in writing by Nationwide none of the Schlossmann Parties shall, directly or indirectly, accept the business of any Protected Nationwide Customer (as defined below), for their own account or for the account of any other person or entity with respect to products or services which compete in whole or in part with the Nationwide Business as currently operated in the states of California, Nevada, Arizona and Florida. For purposes of this letter agreement “Protected Nationwide Customer” shall mean current customers of Nationwide other than Acquired Location Customers and affiliates, related persons, employees or agents of such current customers with which Schlossmann has had contact, worked or become acquainted, while Schlossmann was an officer or employee of Nationwide. Notwithstanding the restrictions set forth in Section 3(a) or 3(c) above,

(i) with respect to Protected Nationwide Customers, the Schlossmann Parties may continue to solicit the business of and do work for such Protected Nationwide Customers provided that: (A) Truckcenter shall not accept for sale any asset from a Protected Nationwide Customer which asset is located within 350 miles of a Nationwide Auction site in existence in California as of the date hereof and (B) the Schlossmann Parties shall comply with the terms of Sections 3(c)(iii) and (iv) below. For purposes of this Section 3(c)(i), the location of any subject asset shall be determined by its point of origin shown on the delivery manifest, bill of lading or other similar document provided by the Customer.

(ii) In the states of California, Nevada, Arizona and Florida, if at any time Nationwide does not operate a permanent auction site, the Schlossmann Parties may solicit the business of and do work for any Protected Nationwide Customer in such state on the financial terms set forth in Section 3(c)(v) below.

(iii) the Parties shall each use their best efforts to notify the other at least 3 business days in advance if it is formally making a proposal to any national scope consignor or any consignor in the states of Nevada, Arizona or Florida.

(iv) If Truckcenter inadvertently sells an asset in violation of the 350 mile provision set forth in 3(c)(i) above, it shall pay Nationwide the proceeds it received from the sale of the affected item minus the costs of the item and related transportation costs.

(v) The Schlossmann Parties shall be entitled to do business with GE Capital and any affiliate (“GE”) in California or if Nationwide does business in the states of Arizona, Nevada or Florida if Nationwide provides a level of service to GE in such state that Schlossmann and Gregory O’Neill reasonably determine and agree in writing is below the level of service expected by GE under standard industry practices, provided that if Nationwide does not provide the insurance currently required by GE , then Nationwide shall be considered as having not satisfied the level of service required by GE. With respect to the insurance requirements set forth in the preceding sentence, the Schlossmann Parties agree to provide prompt notice of any changes in GE’s insurance requirements, and Nationwide agrees to provide prompt notice of any change or proposed change in Nationwide’s insurance coverage relative to this paragraph. If the Schlossmann Parties or any of them provide services to GE in California or in Arizona, Nevada or Florida as permitted above or as otherwise agreed to by Nationwide, or if Nationwide otherwise conducts an auction for any of the Schlossmann Parties in California, Arizona, Nevada or Florida unrelated to GE as provided for hereunder, then the Parties will distribute the revenue from such auctions as follows, and in the following order: (a) first, each Party will be reimbursed its variable costs and (b) second, 50% to Nationwide and 50% to the Schlossmann Parties. For purposes of clarification, overhead expenses shall not be deemed a variable cost under this paragraph. This Section (c)(v) will expire when any of the Schlossmann Parties restrictive covenants otherwise expires or is terminated under this letter agreement.

(vi) The Schlossmann Parties shall be entitled to hold auctions at any Nationwide sites wherever located on the financial terms set forth in Section 3(c)(v) above, subject to the mutual agreement between the parties as to scheduling, costs, advertising and other such matters relating to the conduct of an auction.

(vii) The provisions set forth in Sections 3(c)(i) through (c)(v) shall expire at the end of the three-year period referred to above in this Section 3(c).

(d) Confidentiality and Return of Property. Except as required by law or as expressly contemplated in this letter agreement, the Schlossmann Parties on the one hand and the Nationwide Parties on the other shall not at any time make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the other or (ii) other technical, business, proprietary or financial information of the other not available to the public generally or to the competitors of the other (collectively, the “Confidential Information”). Except as required by law or as expressly contemplated in this letter agreement, at any time a party may so request, the other shall surrender originals of all records, documents and other property of the requesting party. The party providing such records may keep copies of the records provided unless otherwise prohibited by law.

(e) Non-disparagement. Schlossmann on the one hand and the Nationwide Parties on the other shall at no time disparage the other, its affiliates and subsidiaries, or any of their directors, officers, shareholders, employees or agents. The obligation of the Nationwide Parties under this Section (e) shall be limited to its officers, directors and senior management. In addition to the above provisions of this Section 3(e), Schlossmann will cause Truckcenter and New Truckcenter to direct their employees to comply with the first sentence of this Section 3(e). Nationwide will be provided with a copy of the directive noted in the prior sentence. The provisions of the prior sentence of this Section 3(e) shall expire three years after the date of this Agreement.

(f) Reformation. If, at any time of enforcement of Sections 3 or 4(1), a court or an arbitrator holds that any of the restrictions stated in Section 3 are unreasonable and/or unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or area reasonable and/or enforceable under such circumstances shall be substituted for the stated period, scope or area and that the court or arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

(g) Enforcement; Remedies. The parties acknowledge and agree that the other parties would be irreparably damaged in the event that any provision of Section 3 were not performed in accordance with its terms or otherwise were breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the parties agree that other parties and their successors and permitted assigns shall be entitled, in addition to all other rights and remedies existing in its favor, to seek injunctive or other equitable relief (including a temporary restraining order, a preliminary injunction and a final injunction) against the other party to prevent any actual or threatened breach of any of such provisions and to enforce such provisions specifically, without the necessity of posting a bond or other security or of proving actual damages. If a party brings a claim to enforce this letter agreement before a court, the successful party shall be entitled to recover all costs and expenses, including but not limited to reasonable attorneys’ fees and court costs, incurred by such party in connection with any such claim on which it prevails.

(i) Accounting Services. Notwithstanding anything provided in Section 3(a), above, to the contrary, Schlossmann shall have the right to act as an accountant for or otherwise provide accounting services to any person or entity.

4. Other Covenants and Agreements.

(a) Lease Obligations; Payment to Vendors and Consignors. Nationwide shall grant, transfer and assign to Truckcenter all of Nationwide’s right, title and interest in and to the leases for the locations described on SCHEDULE A to EXHIBIT B, attached hereto (the “Leases”), and Truckcenter shall assume and perform all of the terms, covenants and conditions of the Leases in accordance with the Assignment and Assumption of Leases, attached hereto as EXHIBIT B. Notwithstanding the date of this letter agreement or the date of any assignment under this Section 4a, the parties acknowledge and agree that the lease assignments and assumptions thereof shall be effective as of September 1, 2006 instead of October 1, 2006 but only if Nationwide timely pays all of Schlossmann’s wages and benefits and expense reimbursements as a Nationwide employee through September 30, 2006 and Nationwide also pays all of Schlossmann’s and Truckcenter’s, as applicable, employee expenses, including vacation and benefits, through September 30, 2006, provided that any expense reimbursement required of the Company under this paragraph shall be limited to those reimbursements which are consistent with the past reimbursement practices of the Company Schlossmann represents that any expenses for which he may seek reimbursement for himself (but not other employees) under this paragraph shall be limited to an aggregate amount of $3,000. The Schlossmann Parties will assume any relocation or similar expenses, if any, demanded by Sam Demetrio. The parties hereby acknowledge that the leases for Nationwide’s facilities located in Riverdale and Atlanta, Georgia are not on SCHEDULE A to EXHIBIT B and are not included in the definition of “Leases.” In consideration for Truckcenter’s assuming Nationwide’s obligations under the Leases, Nationwide shall pay Truckcenter $310,500 (the “Lease Assumption Fee”) in nine monthly installments of $26,166.67, payable in cash or immediately available funds on the 15th day of each calendar month after the date of this letter agreement, with the first payment being due on October 15, 2006; provided Nationwide shall not be in default under this Section 4(a) with respect to any monthly installment if such installment is received by Schlossmann or Truckcenter as applicable by the fifth calendar day after the date it is due. Nationwide has the right to prepay the Lease Assumption Fee at any time. In addition, Nationwide shall timely pay consignors and vendors in connection with the facilities that are subject to the Leases; pursuant to the payment schedules and other terms set forth on SCHEDULE III, attached hereto. Time is of the essence with respect to Nationwide’s payment obligations under this Section 4a.

If and to the extent that counsel for the Nationwide Parties advises the Nationwide Parties that it can ethically do so under a joint defense agreement, the Nationwide Parties shall indemnify, defend and hold harmless the Schlossmann Parties from any claim, demand, suit or expense resulting from or relating to any claim, demand or suit asserted or brought by any of the consignors or vendors of Nationwide for payment of any amount due to such consignor or vendor that arose from a transaction or event that occurred prior to the date hereof. If counsel to the Nationwide Parties advises the Nationwide Parties that it cannot ethically so defend the Schlossmann Parties under a joint defense agreement, then the Nationwide Parties shall have no obligation under this paragraph. The Nationwide Parties may rely on advise of counsel in determining its obligations under this paragraph.

(b) Purchase of Automobiles. As additional consideration for Schlossmann assuming Nationwide’s obligations under the Leases, Nationwide shall deliver to Schlossmann title to the two automobiles described on SCHEDULE II, attached hereto and pay any registration and transfer fees, excluding sales tax, relating thereto. Title to the Mercedes shall be delivered within 30 days and title to the Acura shall be delivered within 30 days of its purchase by Nationwide.

(c) Intellectual Property; Nationwide Network; Website. Nationwide hereby grants to Schlossmann without further payment from Schlossmann, and Schlossmann hereby accepts the following:

(i) (A) The perpetual, world-wide, fully paid and non-exclusive right, license and privilege to use Nationwide’s proprietary software related to the Nationwide Business, including the source code and any enhancements as of the date hereof (the “Software”) in connection with the Truckcenter Business and (B) the non-exclusive right, license and privilege to use any and all enhancements made to the Software for a period commencing on the date hereof and continuing until the fifth anniversary of the date of this letter agreement. Notwithstanding the foregoing, Nationwide shall have no obligation to continue to use the Software or to create any enhancements. Each of the Schlossmann parties acknowledge that Nationwide has the right, without notice to, or consent of, any of the Schlossmann Parties, to change its computer operating platforms without violating this Agreement, and that nothing in this Agreement shall be deemed to create any obligation of any kind against Nationwide to service or support the Software in any manner whatsoever.

(ii) The non-exclusive right, license and privilege, without additional cost to Schlossmann, to use Nationwide’s Tl lines (including remote access) (the “Nationwide Network”) in connection with the Truckcenter Business for a period commencing on September 1 and ending October 31, 2006. At the end of this period, Schlossmann shall establish and use his own Tl lines in connection with the Truckcenter Business; however, Nationwide agrees to provide commercially reasonable cooperation to Schlossmann in order to effectuate the transfer by the Schlossmann Parties to the Schlossmann Parties’ remote access system. If and to the extent that access to the Nationwide Network requires use of a password by the Schlossmann Parties, the Schlossmann Parties shall use their best efforts to maintain the confidentiality of the pass code needed to enter the Nationwide Network and except for IT persons working for any of the Schlossmann Parties hereby agrees not to provide access and/or disclose the pass code to its employees or other third parties without prior written consent of Nationwide. In addition to the above provisions of this Section 4(c)(ii), Schlossmann agrees to cause Truckcenter to periodically (and at any time requested by Nationwide) provide Nationwide with a list of Truckcenter employees who have the pass code needed to enter the Nationwide Network.

The parties further agree that during the period commencing September 1, 2006 and ending on March 31, 2008 (the “18 Month Period”), the Schlossmann Parties may house their servers on 2 server racks at Nationwide; provided that Nationwide shall be under no obligation to maintain, service or in any manner whatsoever care for such servers. Nationwide expressly disclaims any duty to care for the Schlossmann Parties’ servers. Upon reasonable notice to Nationwide, the Schlossmann Parties, or their agents, may be granted physical access to their servers on Nationwide’s property during normal business hours. Each of the Schlossmann Parties hereby expressly agrees to indemnify and hold Nationwide harmless from any claim arising from: (i) the operation or use of the servers by any of the Schlossmann Parties or their agents; (ii) any access of the Nationwide Network by any of the Schlossmann Parties or their agents and (iii) any action by any of the Schlossmann Parties or their agents while on Nationwide property pursuant to this Agreement. If and when the Schlossmann Parties provide to Nationwide proof of insurance coverage acceptable to Nationwide relative to the Schlossmann Parties’ obligations under this paragraph, then the obligations of the Schlossmann Parties under this paragraph shall be enforceable only against Truckcenter, effective as of the date of delivery of such proof of insurance. For purposes of this paragraph, Nationwide shall not reject as unacceptable the level and types of coverage which are consistent with the coverage currently maintained by Nationwide as to the matters covered by this paragraph.

Each of the Schlossmann parties acknowledge that Nationwide is contemplating moving its servers to a third-party hosted environment, and that it may do so at any time without the consent of any of the Schlossmann Parties. In the event Nationwide elects to do so, it shall provide not less than 45 days prior notice (in writing or by electronic mail) to any of the Schlossmann Parties, and upon such move, Nationwide shall have no further obligation to provide storage space for the Schlossmann Party servers at either Nationwide or at the third party host location.

(iii) The non-exclusive right, license and privilege to use a portion of the Nationwide website (the “Website”) in connection with the Truckcenter Business during the 18 Month Period, as described in this paragraph 4(c)(iii). After the end of the 18 Month Period, Truckcenter shall establish and use its own website in connection with the Truckcenter Business. During this eighteen-month period, and unless prohibited from doing so by GE, Nationwide shall maintain the location, size and character of the GE trucking icon and links that are dedicated to the Truckcenter Business (the “Trucking Business Icon”) without the prior written consent of Truckcenter. Each of the Schlossmann Parties acknowledge that Nationwide is in the process of redesigning its website and may do so without the consent of the Schlossmann Parties, provided that any new Nationwide Website will include the same rights in favor of the Schlossmann Parties with respect to the Trucking Business Icon. Provided that Nationwide uses commercially reasonable efforts to maintain the functionality of the Website (it being understood that Nationwide is not and cannot be responsible for ensuring that internet access will always be available), each of the Schlossmann Parties agree that Nationwide shall not be responsible for any claims or damages of any kind suffered by any of the Nationwide Parties as a result of the malfunction or unavailability of the Website or the Trucking Business Icon.

Notwithstanding anything provided herein to the contrary, Schlossmann hereby acknowledges that all right, title and interest to the Software, Nationwide Network and Website, are held by Nationwide, except for the licenses and rights granted in subsection (i) through (iv), above. Nationwide is granting its rights, license and privilege to the Software, Nationwide Network and Website on an “as is” and with all faults and does not make any warranties whatsoever, express or implied, including but not limited to warranties concerning the Software, Nationwide Network and Website or any application, operation or use thereof, the output or the data generated by the operation or use thereof, or any support services rendered with respect thereto. Nationwide hereby excludes all implied warranties to the maximum extent authorized by law, including, specifically, any implied warranty arising by statute or otherwise in law or from a course of dealing or usage of trade, all implied warranties of merchantability, or of merchantable quality, or of fitness for any purpose, particular, specific or otherwise, or of title, or of noninfringement. To the full extent allowed by law, except for obligations of any of the Nationwide Parties under this Agreement, Nationwide is excluded from any liability for any damages, including without limitation direct, consequential, incidental, indirect, special, exemplary or punitive damages of any kind, or for loss of revenue or profits, loss of business, damage to goodwill, loss of information or data, or other financial loss arising out of or in connection with Software, Nationwide Network and Website.

(d) Co-Marketing. Nationwide and the Schlossmann Parties shall use their best efforts and shall reasonably cooperate with each other in each party’s respective marketing efforts relating to National Scope Consignors, including but not limited to the following: (i) Nationwide shall have the right to conduct limited auctions at the facilities that are subject to the Leases upon terms and conditions and at a fee agreed upon by Nationwide and Schlossmann in writing and (ii) Schlossmann shall have the right to conduct limited auctions at Nationwide’s facilities located at the City of Industry, California, upon terms and conditions and at a fee agreed upon by Nationwide and Schlossmann in writing.

(e) Use of Nationwide’s Sales Personnel. Nationwide will make its sales personnel reasonably available to the Schlossmann Parties for use in the Truckcenter Business upon terms and conditions and at a fee agreed upon by Nationwide and Schlossmann in writing.

(f) Termination of Employment Agreement. In connection with the consummation of the transactions contemplated herein, Schlossmann, Nationwide and Entrade, hereby agree to terminate the Employment Agreement, effective as of the date hereof, in all respects and the parties will have no other obligations to each other thereunder except that Section 9 “Indemnification” shall survive such termination of the Employment Agreement pursuant to the terms contained in said Section 9 and except that Nationwide shall continue the salary payments of Schlossmann under the Employment Agreement through September 30, 2006.

(g) Resignation of Schlossmann. In connection with the consummation of the transactions contemplated by that letter agreement, Schlossmann shall resign from the positions of officer and director of Nationwide, and Schlossmann’s employment with Nationwide shall cease in accordance with the Resignation attached hereto as EXHIBIT C.

(h) Certain Employees. Notwithstanding anything provided in Section 3(b) above to the contrary, Nationwide consents to and shall not interfere with and shall not seek recourse against any of the Schlossmann Parties for seeking the employment of and/or hiring Don Burr, Paula Delgado or any non-California employees of Nationwide.

(i) Brokers and Legal Fees. Each party shall be responsible for paying its own legal fees, brokerage fees, finders’ fees or similar fees or commissions with respect to the transactions contemplated by this letter agreement.

(j) SEC Filings. Entrade shall file any required forms or documents required by the Securities and Exchange Commission (SEC) disclosing the transactions contemplated by this letter agreement, this letter agreement itself, and any schedules or exhibits to this letter agreement.

(k) Old Truckcenter.com. The parties hereby acknowledge that the website “truckcenter.com” and any and all business operations and models in connection with the name “truckcenter.com” (collectively, “Old Truckcenter”) are included in the Acquired Assets and are being sold to Truckcenter in accordance with the terms and conditions set forth in this letter agreement. To the extent that any technology (including without limitation, Source Code) included in the Acquired Assets has been incorporated into the Software as of the date hereof, or to the extent the Nationwide Business is reliant in any manner on such technology (“Shared Technology”), Nationwide hereby reserves and Truckcenter hereby grants Nationwide the non-exclusive, non-paid, and perpetual right, license and privilege to use the Shared Technology in the Nationwide Business. This license will not require, and does not grant any right, to Nationwide to any enhancements or modifications to the technology or to have access to the Truckcenter.com website. The parties agree to mutually cooperate, (but at Truckcenter’s expense with respect to third party costs) to transfer the domain name “Truckcenter.com” to Truckcenter in a reasonable and prompt manner, and otherwise in such a manner so as to cause minimal disruption to the website “www.nationwideauction.com”. The Nationwide Parties will use their best efforts to maintain the confidentiality of any Shared Technology or Source Code.

(l) Books, Records and Files. To the extent permitted by law, Nationwide shall provide the Schlossmann Parties with all the books, records and files related to or located at the business run at the Acquired Locations; provided, however, the parties acknowledge and agree that except as required by law Nationwide shall have the right to provide copies of such books and records whenever originals of such books and records are unavailable.

(m) Customer and Vendor Information. The Parties acknowledge that the books, records and files being provided to the Schlossmann Parties include, to the extent permitted by law, customer or vendor information in connection with the businesses run at the facilities that are subject to the Leases; provided, however, the parties acknowledge and agree that except as required by law Nationwide shall have the right to provide copies of such information whenever originals of such information are unavailable.

(n) Transitional Matters. The parties recognize that it may take 120 days from the date this letter agreement is signed by the parties (the “Interim Period”) for the Schlossmann Parties to obtain the requisite licenses from the applicable authorities to conduct the Truckcenter Business at the sites, which are the subject of the Leases. Subject to customary scheduling, at any time prior to October 1, 2006, at Truckcenter’s request, Nationwide shall conduct, at its cost, one or more of the auctions for the Truckcenter Business but the profits therefore shall be payable to Truckcenter. From and after October 1,

2006, and subject to customary scheduling, at Truckcenter’s request, Nationwide shall conduct, at Truckcenter’s cost, auctions for the Truckcenter Business, but the profits therefrom shall be payable to Truckcenter. If and to the extent that the auctions conducted for the Truckcenter Business by Nationwide under this paragraph result in the collection of auction proceeds by Nationwide, Nationwide shall pay all of such proceeds to Truckcenter within 5 business days of Nationwide’s receipt thereof. In the event that Truckcenter has not obtained all of its requisite licenses to conduct auctions on its own behalf by November 30, 2006, the Parties agree that they will negotiate a mutually agreeable profit participation percentage for Nationwide for any further auctions conducted by Nationwide for the Truckcenter Business.

(o) Survival and Reservation of Certain Rights and Claims. Notwithstanding anything to the contrary in this letter agreement, this letter agreement does not constitute, and shall not be deemed by any of the parties (or any of the parties’ respective past, present or future heirs, executors, administrators, beneficiaries, successors, assigns, parent entities, subsidiaries, affiliates, related companies, officers, directors, shareholders, employees, representatives, attorneys, legal representatives, insurers, agents, predecessors and related entities) to constitute, a release, waiver, discharge, acquittal, relinquishment, forfeiture, forgiveness, termination or limitation of any Claim (the term “Claim” specifically defined as “any and all manner of claims, counterclaims, accountings, defenses, affirmative defenses, actions, lawsuits, indemnifications, obligations, debts, injuries, sums of money, fees, controversies, damages, judgments, demands or causes of action whatsoever, whether known or unknown, choate or inchoate, suspected or unsuspected, contingent or fixed, in law, equity or otherwise, whether based in contract, equity, tort, negligence, intentional tort, express warranty, implied warranty, strict liability, fraud, consumer fraud, securities fraud, criminal law, by statute, other legal or equitable theory or otherwise”), arising out of or related to any fact, event, action, conduct or transaction that occurred prior to the date of this letter agreement. Thus, for example, nothing in this letter agreement shall be deemed in any manner to: (i) terminate, limit, diminish, waive or otherwise affect any right of Schlossmann to seek indemnification or similar protections under the applicable provisions of (A) the Employment Agreement and , (B) Article 24 (Indemnification of Officers, Directors, Employees, and Agents) of the By-laws of Entrade; (C) the By-Laws of Nationwide (ii) terminate, limit, diminish, waive or otherwise affect any right or defense to any claim by Schlossmann made in connection with the foregoing or (iii) limit or impact Schlossman’s rights under the Settlement Agreement between Schlossmann, Entrade, predecessors of Nationwide and others dated May 23, 2006. Nothing in this paragraph 4(o) shall release (or be deemed by any of the parties as releasing) any of the parties from their respective obligations under this letter agreement.

(p) It is expressly agreed by the Nationwide Parties that it shall be an “Event of Default” hereunder if:

(i) A Nationwide Party shall fail to make any payment when due hereunder; or

(ii) A Nationwide Party shall fail timely to perform any other obligation required to be performed by it hereunder;

(iii) A Nationwide Party is or becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due, or applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or any of its property, or makes a general assignment for the benefit of creditors, or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for it or for a substantial part of its property and is not discharged within ninety (90) days, or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law is commenced in respect of it, and if such case or proceeding is not commenced in respect of it, it is consented to or acquiesced in by it or remains for ninety (90) days undismissed, or it takes any action to authorize, or in the furtherance of, any of the foregoing; or

(iv) Nationwide defaults in any of its obligations under either of those Leases, dated May 25, 2001, between Maker and Payee and between Maker and HFT Alaska Asset Preservation Trust, as the same have heretofore been and may hereafter be amended, and such default has not been cured within the time period, if any, specified in such Lease; or

(v) An Event of Default occurs under either of those Promissory Notes of Nationwide, dated the date hereof, in the principal amounts of $1,708,591.09 and $202,650.45, payable to Hearthstone Properties, LLC and Hearthstone Properties Delaware, LLC, respectively.

In addition to any sums that may be payable hereunder upon the occurrence of an Event of Default or a breach of this agreement by either Party: (i) the breaching Parties shall pay to the non-breaching Parties all reasonable attorneys’ fees and costs that may be incurred by the non-breaching Parties in enforcing any of the terms hereof after an Event of Default or other breach and (ii) the obligations of the Schlossmann Parties under Section 3(a) through (c), above, shall have no effect and ab initio shall be deemed not part of this letter agreement.

5. Miscellaneous.

(a) Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and delivered in person or sent by certified mail, postage prepaid, and properly to the parties using the addresses set forth on the first page of this letter agreement, or to such other address as may be contained in written notice of a change of address delivered in accordance with the foregoing.

(b) Controlling Law. This letter agreement shall in all respects be governed by, and construed in accordance with Delaware law.

(c) Consent to Jurisdiction. The parties hereby consent to the exclusive jurisdiction of the courts of the State of Nevada and the United States District Court, District of Nevada, in either case in Las Vegas, Nevada as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this letter agreement or any of the transactions hereby, including, without limitation, any proceeding relating to provisional remedies or interim relief.

(d) Amendment. Any amendment to this letter agreement must be made in writing and signed by all parties hereto.

(e) Entire Agreement. Any existing understandings or agreements between the parties in connection with the subject matter herein are (i) fully superseded by this letter agreement and its schedules and exhibits, and (ii) are null and void. The parties warrant that no promise or inducement has been offered or made except as herein set forth and that the consideration stated herein is the sole consideration for this letter agreement. This letter agreement constitutes the entire agreement between the parties, and states fully all agreements, understandings, promises and commitments between the parties.

(f) Severability. Whenever possible, each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this letter agreement is held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or any other provisions hereof, unless such a construction would be unreasonable.

(g) No Third Party Beneficiaries. Nothing in this letter agreement, express or implied, is intended or shall be construed to confer upon any third person, other than the parties whose signatures are affixed hereto, any right, remedy or claim under or by reason of this letter agreement.

(h) Assignment. Except as provided in the next sentence, no party to this letter agreement has the right to assign his or its rights or obligations under this letter agreement (by contract, operation of law or otherwise) without the prior written consent of the other party. Notwithstanding the above sentence, any of the Schlossmann Parties may assign their rights and delegate their duties under this letter agreement to any of the other Schlossmann Parties, provided that with respect to Nationwide only (and not for the benefit of any other person or entity) Schlossmann will remain liable for the obligations of the other Schlossmann Parties relating to the Closing and for the restrictive covenants as and to the extent set forth in Sections 3(a), 3(b) and 3(c) and the confidentiality obligations in Section 3(d) and 4(d) and for the compliance with Section 4(a) (relating to the Lease Assumption Agreements). Otherwise in the event of an assignment by Schlossmann, he shall have no further liability under this Letter Agreement.

(i) Counterpart, Facsimile and Digital Signatures. This letter agreement may be executed in counterparts, each of which shall be deemed an original; signatures transmitted by facsimile or digital (e.g., an e-mailed “.pdf’ document) shall be deemed authentic and binding.

(j) Authority. The parties represent and warrant that they have all requisite power, authority and legal right necessary to execute and deliver this letter agreement and to perform and carry out the transactions contemplated by this letter agreement upon the terms and subject to the conditions of this letter agreement. Each of the individuals executing this letter agreement on behalf of the parties represent that each has been duly authorized to execute this letter agreement. Each of the Nationwide Parties on the one hand and the Schlossmann Parties on the other hand, jointly and severally, represent and warrant to the other party that this letter agreement was duly approved by its respective Board of Directors (if such party is a corporation) and Managers (if such party is a limited liability company) and that no other or further authorization or approval from any person will be required for the validity or enforceability of the provisions of this letter agreement.

If you are in agreement with the terms of this letter agreement, please acknowledge your agreement by signing below.

Sincerely,

NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation

By:	/s/ Greg O’Neill
Greg O’Neill, President

September 27, 2006

Agreed and Acknowledged this 27th day of September, 2006

Entrade, Inc., a Pennsylvania corporation

By:	/s/ Peter R. Harvey
Its:	Peter R. Harvey, its President

/s/ Corey P. Schlossmann
Corey P. Schlossmann

Truckcenter.com, LLC, a Delaware limited liability company

By:	/s/ Corey P. Schlossmann
Corey P. Schlossmann
Its:	Managing Member

[Signature Page to the Sale Agreement]

SCHEDULE I

Acquired Assets

All assets used by Nationwide in connection with Nationwide’s Auction Facilities at the Acquired Locations including but not limited to: SEE ATTACHED EXHIBIT A

All consigned inventory, if any, will be returned to the applicable consignor.

Excluded Assets

The Acquired Assets will not include the following: SEE ATTACHED EXHIBIT A

EXHIBIT A

TO SCHEDULE I

(Acquired Assets

and Equipment Leases)

Assets Acquired

Delaware

Truck Topper V599055

Ford 92 Truck #9006

N/W Sign

N/W Sign

N/W Sign on Trailer

Site Work

Fence

Electrical

Cashier Counters

Gravel Yard

Yard Gate

Lot

Pave Lot

Computer

HP 4000 Printer

Okidata ML321 Printer

Okidata ML321 Printer

Desk & Chairs

Lexmark Printers

Computers

Office Trailers (3 as 1)

Georgia

Truck Topper V599056

Lighting

Computer

File Cabinet

Furniture

Computer

HP 4000 Printer

Okidata ML321 Printer

Xerox XC820

HP Computer

Speaker Phones  —  3

Computers (CPS) 4

Digital Camera (Fox) 4

Best Buy (Mason) 4

Digital Cameras

Yard Jockey V# 306840

Office Furniture

Guard Shack

Golf Carts 1115323

Golf Carts 1115251

Golf Carts 1115312

Tent & Bleachers

Cashier Counters

Fence

Land Improvements

Land Improvements  —  Gravel

Land Improvements  —  Gravel

Texas

Awning

Carpet

Electrical Work

EXHIBIT A TO

SCHEDULE 1

(Cont)

Vendor	Loc	Descrip. of Asset	Acct #	Start Date	Term (mos)	Mo. Payment	Lease-End Purchase price	Cancellable	Assigned and Assumed
Chesapeake Industrial	DE	3 office trailers	5330	10-04	60	$2,701.26	$1.00	No	yes
Toshiba Bus. Solutions	GA	Maintenance contract	258640- 001	6-06	Annual renewal	160.27	n/a	30 days	yes
Toshiba Info Sys.	GA	Copier Ser # CUJ252457 Model# E-35	7196797- 001	unknown	unknown	282.96	Unknown	unknown	yes
Canon Financial Serv.	DE	Copier Ser # KGC01400 Model #	001- 0144715- 004	5/31/05	60	393.09	fmv	30 days	TBD*
Pitney Bowes	DE	Postage meter	Unknown	Annual	mo-to-mo	varies	n/a	anytime	no
Modern Handling	DE	8000 Ib forklift	28753	3/21/06	mo-to-mo	1,858.11	n/a	anytime	no
Pitney Bowes	GA	Postage meter	6699582	Annual	mo-to-mo	varies	n/a	anytime	no

*	If Truckcenter does not inform Nationwide in writing within 15 days of the date of execution of agreement of its intent to assume, will be deemed not assigned or assumed

EXCLUDED ASSETS

Except as specifically identified above, all leasehold improvements in Georgia.

SCHEDULE II

Automobiles

Make	Model	Year	VIN	Agreed Value
Mercedes	SL500	2003	WDBSK7514F080757		xx,xxx
Acura	TL	2005 or 2006		up to $	20,000

xxxxx LOWER OF COST OR MMR (MANHEIM MARKET REPORT) VALUE.

SCHEDULE III

Payment Schedule for Vendors and Consignors

Nationwide agrees to pay approximately $875,392, constituting all amounts owing to consignors and vendors in the Texas, Delaware and Georgia locations, within six (6) calendar months from the Closing of this Agreement, at the rate of $145,899 per month, as more fully described below. Additionally, Nationwide will apply any proceeds received from GE after the Closing, first to the $80,000 of past due rent in Georgia, and second to the consignors in Georgia.

Commencing in October, 2006, Nationwide will make aggregate payments of not less than $145,899 each calendar month to the consignors in the Texas, Delaware and Georgia locations. Failure to make such payments each month will constitute a default under paragraph 4(p) of the Agreement.

REFERENCES PAYMENTS TO CONSIGNORS ON THIS SCHEDULE SHALL INCLUDE VENDORS

EXHIBIT A

BLANKET CONVEYANCE,

BILL OF SALE AND

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT dated September 27, 2006 (this “Agreement”) is entered into by and between NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation (“Grantor”), in favor of Truckcenter.com, LLC, a Delaware limited liability company (“Grantee”).

Capitalized terms used herein that are not otherwise defined shall have the meanings given to them in the Sale Agreement (as hereinafter defined).

WHEREAS, Grantor and Grantee have entered into that certain Sale Agreement, on or about the date hereof (the “Sale Agreement”), pursuant to which Grantor will transfer, assign and convey the Acquired Assets of Grantor to Grantee on the terms and subject to the conditions provided in the Sale Agreement; and

NOW, THEREFORE, for good and valuable consideration in hand paid by Grantee to Grantor, the receipt and sufficiency of which is hereby acknowledged and confessed by Grantor, Grantor does hereby BARGAIN, SELL, ASSIGN, CONVEY, TRANSFER, SET OVER, and DELIVER to Grantee, its successors and assigns, all of its right, title and interest to the Acquired Assets, free and clear of all liens whatsoever.

Grantor hereby agrees to perform, execute, and/or deliver or cause to be performed, executed, and/or delivered any and all such further acts and assurances as Grantee may reasonably require to perfect Grantee’s interest in the Acquired Assets.

IN WITNESS WHEREOF, Grantor has caused this Agreement to be executed by its duly authorized officer, as of the day first written above.

GRANTOR:		GRANTEE:

NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation		TRUCKCENTER.COM, a Delaware limited liability company

By:	/s/ Greg O’Neill	By:	/s/ Corey Schlossmann
	Greg O’Neill, President		Corey Schlossmann, Managing Member

EXHIBIT B

ASSIGNMENT AND ASSUMPTION

OF LEASES AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AGREEMENT (this “Agreement”) is made and entered into on September 27, 2006, by and between NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation (“Assignor”) and TRUCKCENTER.COM, a Delaware limited liability company (“Assignee”).

For and in consideration of the sum of Ten and No/100 Dollars ($10.00), the premises, and the mutual covenants herein contained, the receipt and sufficiency of the foregoing consideration being hereby acknowledged by the parties hereto, Assignor hereby transfers, grants, conveys and assigns to Assignee, without any warranty or representation of any nature, all of Assignor’s right, title and interest in and to those certain leases described on SCHEDULE A. attached hereto (the “Leases”).

Assignee, by its acceptance hereof, does hereby assume and agree to perform any and all obligations and duties of Assignor under the Leases first arising on and after the date hereof. Assignor hereby indemnifies and agrees to hold Assignee harmless from and against any claims, defaults, losses or other liabilities (including, without limitation, court costs and attorneys’ fees) under the Leases first arising or accruing prior to the date hereof. Assignee indemnifies and agrees to hold Assignor harmless from and against any claims, defaults, losses or other liabilities (including, without limitation, court costs and attorneys’ fees) under the Leases first arising or accruing on and after the date hereof.

In addition, Assignee, as an affiliate of the manager or authorized representative of any entity that is the landlord under the Leases, hereby acknowledges and agrees to the foregoing.

This Agreement shall inure to the benefit of, and be binding upon, the Assignor and Assignee and their respective successors and assigns.

ASSIGNOR:		ASSIGNEE:

NATIONWIDE AUCTION SYSTEMS, INC., a Nevada corporation		TRUCKCENTER.COM, a Delaware limited liability company

By:	/s/ Greg O’Neill	By:	/s/ Corey Schlossmann
	Greg O’Neill, President		Corey Schlossmann

SCHEDULE A

[Description of the Leases]

BLUE MOUND, TEXAS

WILMINGTON, DELAWARE

[Schedule A to the Assignment and Assumption of Leases]

EXHIBIT C

RESIGNATION

of

COREY P. SCHLOSSMANN

The undersigned hereby resigns, effective as of the date hereof, from any and all positions he holds as an officer, director, employee (as applicable) and in any other position for which he provides services of or for the benefit of Nationwide Auction Systems, Inc., a Nevada corporation, and Entrade, Inc., a Pennsylvania corporation, or any of their subsidiaries, affiliates, or predecessors in interest and Nationwide and Entrade, on behalf of themselves and their subsidiaries, affiliates, and predecessors-in-interest, desire to accept such resignations, effective as of the date set forth. In addition, each of the undersigned hereby acknowledges that Schlossmann’s employment with Nationwide Auction Systems, Inc. shall cease as of the date hereof.

Dated: September 27, 2006

/s/ Corey P. Schlossmann
Corey P. Schlossmann